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                                                                    EXHIBIT 23.3
                         CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectuses of NationsBank Corporation for the registration of $3,000,000,000 of debt securities, preferred stock, depository shares and common stock of our report dated February 18, 1993, except for Note S, as to which the date is March 2, 1993, with respect to the consolidated financial statements of MNC Financial, Inc. included in Form 8-K/A, dated April 9, 1993, Amendment No. 1 to Form 8-K dated February 18, 1993, of NationsBank Corporation, filed with the Securities and Exchange Commission.
                                                             ERNST & YOUNG, LLP
Baltimore, Maryland
January 30, 1995